UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
July 19, 2010 (July 15, 2010)

SHARPS COMPLIANCE CORP.
(Exact Name Of Registrant As Specified In Its Charter)
Commission File No. 001-34269

Delaware (State Or Other Jurisdiction Of Incorporation Or Organization)	74-2657168 (IRS Employer Identification No.)

9220 Kirby Drive, Suite 500
Houston, Texas 77054
(Address Of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code)
713-432-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off Balance Sheet Arrangement of a Registrant

     On July 15, 2010, Sharps Compliance, Inc. (a wholly–owned subsidiary of Sharps Compliance Corp., herein referred to as the “Company”) entered into a Credit Agreement (the “Credit Amendment”), dated and effective as of July 15, 2010 with Wells Fargo Bank, National Association (the “Bank”).  The Credit Agreement replaces the credit agreement executed on March 9, 2010 with JPMorgan Chase Bank, N.A. (the “Prior Credit Agreement”).

     The Credit Agreement provides for a two-year, $5.0 million Line of Credit Facility, the proceeds of which may be utilized for: (i)  working capital, (ii) capital expenditures, (iii) letters of credit (up to $500,000), (iv) acquisitions (up to $1,000,000) and (v) general corporate purposes. Unlike the Prior Credit Agreement, there is no borrowing base computation that limits the amount of borrowings under the Credit Agreement.

    Indebtedness under the Credit Agreement is secured by substantially all of the Company’s assets. Borrowings bear interest at either (i) a fluctuating rate per annum equal to LIBOR plus a margin of 250 basis points or (ii) at the Company’s option, a fixed rate for a 30, 60, or 90 day period set at the option date’s LIBOR plus a margin of 250 basis points. Any outstanding revolving loans, and accrued and unpaid interest, will be due and payable on July 15, 2012, the maturity date of the facility. The Company will pay a fee of 0.2% per annum on the unused amount of the Line of Credit.

     The Credit Agreement contains affirmative and negative covenants that, among other things, require the Company to maintain a minimum level of tangible net worth and ratio of liabilities to tangible net worth. The Credit Agreement also contains customary events of default. Upon the occurrence of an event of default that remains uncured after any applicable cure period, the lenders’ commitment to make further loans may terminate and the Company may be required to make immediate repayment of all indebtedness to the lenders.

    The description of the Credit Agreement contained herein is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Included as Exhibit 99.1 is a copy of the Company’s press release announcing the Credit Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Credit Agreement dated July 15, 2010, by and between Sharps Compliance, Inc. and Wells Fargo Bank, National Association.

10.2	Line of Credit Note dated July 15, 2010, by and between Sharps Compliance, Inc. and Wells Fargo Bank, National Association.

99.1	Press Release dated July 19, 2010.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SHARPS COMPLIANCE CORP.
By:	/s/ David P. Tusa
President

Dated: July 19, 2010

Index to Exhibits

10.1	Credit Agreement dated July 15, 2010, by and between Sharps Compliance, Inc. and Wells Fargo Bank, National Association

10.2	Line of Credit Note dated July 15, 2010, by and between Sharps Compliance, Inc. and Wells Fargo Bank, National Association

99.1	Press Release dated July 19, 2010